As filed with the Securities and Exchange Commission on February 10, 2000

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

          New York                        7389                   22-2365834
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ----------------

                                  GREG MANNING
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                 (973) 882-0004
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------

                                    COPY TO:

                            SCOTT S. ROSENBLUM, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

         Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholder after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                  Proposed
                                         Number of Shares         Maximum         Proposed Maximum      Amount of
           Title of Shares                     to be           Offering Price        Aggregate        Registration
          to be Registered                  Registered          Per Share(1)     Offering Price(1)         Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per              310,551             $22.282            $6,919,542         $1,826.76
share
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the common stock reported on the Nasdaq National Market on February 7, 2000.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     SUBJECT TO COMPLETION FEBRUARY 10, 2000


                                 310,551 SHARES

                           GREG MANNING AUCTIONS, INC.

                                  COMMON STOCK

         The shares of common stock of Greg Manning Auctions, Inc. ("GMAI") covered by this prospectus are being offered and sold by Amazon.com, Inc., the selling shareholder.

         GMAI's common stock is traded on the Nasdaq National Market under the symbol "GMAI."

         Investing in GMAI's common stock involves certain risks. See "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. this prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this Prospectus is February , 2000.

                                TABLE OF CONTENTS

Forward-Looking Statements..................................................3

Risk Factors................................................................3

Use of Proceeds.............................................................5

Selling Shareholder.........................................................5

Plan of Distribution........................................................6

Legal Matters...............................................................7

Experts.....................................................................7

Material Changes............................................................7

Additional Information .....................................................8

Incorporation by Reference..................................................9

                           FORWARD-LOOKING STATEMENTS

         We believe that certain statements in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The assumptions reflected in these statements are subject to certain risks, uncertainties and other factors, including changes in general economic or business conditions or those affecting the Internet or the collectibles or coin businesses and uncertainty as to the future profitability of GMAI.


                                  RISK FACTORS

         Investing in our common stock involves various risks. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock.

We may fail to obtain an adequate supply of collectibles to sell at auction

         The success of our business relies heavily on obtaining collectibles on consignment for sale at auction and, to a lesser extent, on our ability to purchase collectibles outright for sale at auction. The supply of collectibles we have available for sale from time to time, and is sometimes limited. For example, a decline in the price levels of, or the demand for, stamps, coins and other collectibles could result in a decrease in their dollar value when sold at auction, and this could make owners reluctant to consign collectibles for sale at auction. While we generally have not experienced a lack of collectibles preventing us from conducting appropriately-sized auctions on an a schedule acceptable to us, we cannot be sure that this will always be the case.

The loss of any of our executive officers or key personnel would likely have an adverse effect on our business

         Our future success depends to a significant extent on our retaining services of our senior management and other key personnel, particularly our President, Chairman and Chief Executive Officer, Greg Manning. Our business would be adversely affected if for any reason we failed to retain the services of Mr. Manning and failed to engage a suitable replacement.

Purchaser default could result in our owing considerable amounts of money to sellers

         We frequently grant credit to purchasers of goods sold at our auctions in order to allow them to take immediate possession of auctioned property on an open account basis, within established credit limits, and to make payment in the future, generally within 30 days. If any such purchaser fails to pay us, we nevertheless remain liable to the seller of the purchased property. Our aggregate potential exposure for purchaser default may at any given time be substantial.

Use of the Internet by consumers could grow more slowly or decline

         Our business will be adversely affected if use of the Internet by consumers, particularly purchasers of collectibles, does not continue to grow. A number of factors may inhibit consumers from using the Internet. These include inadequate network infrastructure, security concerns, inconsistent quality of service and a lack of cost-effective high-speed service. Even if Internet use grows, the Internet's infrastructure may not be able to support the demands placed on it by this growth and its performance and reliability may decline. In addition, many Web sites have experienced service interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays occur frequently in the future, use of the Internet, as well as use of our Web sites, could grow more slowly or decline.

Governmental regulation and taxation of the Internet is subject to change

         Our Internet operations are not currently subject to direct regulation by any U.S. or other government agency. New laws may, however, be adopted that could decrease the demand for our services and might increase our cost of doing business.

         A number of legislative and regulatory proposals under consideration by federal, state local and foreign governmental organizations may result in there being enacted laws concerning various aspects of the Internet, including online content, user privacy, access charges, liability for third-party activities; and jurisdictional issues. These laws could harm our business.

         In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress recently passed the Internet Tax Information Act, which places a three-year moratorium on new state and local taxes on Internet commerce. There may, however, be enacted in the future laws that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

         Some local telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the cost of communicating on the Internet could increase, and this could decrease the demand for our services and increase our cost of doing business.

We may be unable to manage our significant growth

         Our  significant  growth  has  placed  substantial   pressures  on  our
personnel and systems. In order to support this growth, we have added a significant number of new operating procedures, facilities and personnel. Although we believe this will be sufficient to enable us to meet our growing operating needs, we cannot be certain.

Our business will suffer if we are unable to expand and promote our brand name

         We believe that establishing and maintaining our brand name is an important aspect of our efforts to expand our business. We also believe that brand recognition will become more important if, as we expect, the number of Internet sites grows and barriers to entry remain relatively low. If we fail to adequately promote and maintain our brand name our financial performance will suffer.

We face substantial competition

         The business of selling stamps, coins and other collectibles at auction is highly competitive. We compete with a number of auction houses throughout the U.S. and overseas. While we believe that there is no dominant company in the stamp or coin auction or collectibles businesses in which we operate, we can give no assurances that other concerns with greater financial and other resources and greater name recognition will not enter the market. Among our primary competitors in the domestic and worldwide philatelic auction business are Matthew Bennett, Inc., Charles Shreve Galleries, Inc., H.R. Harmer, Robert
A. Siegel, Philatelists on Line and eBay. With respect to our sports trading card and sports memorabilia auction business, our primary competitors are Lelands, Mastro Auctions, Sotheby's, Collector's Universe and eBay. With respect to our coin operations, our primary competitors are Heritage, Stacks, Collector's Universe, Bower's and Merena, and Superior. With respect to our Hollywood rock 'n' roll memorabilia business, our primary competitors are Butterfield & Butterfield, Sotheby's and Christies. With respect to our comic book business, our primary competitor is Sotheby's. With respect to our movie poster business, our primary competitors are Howard Lowery, Skinners, Butterfield & Butterfield, Sotheby's and Vintage Poster Auctions.

         With respect to our Internet operations, the market for Internet products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our Internet competitors have more experience than we have maintaining Internet operations and have greater brand recognition.

Greg Manning will be able to exercise significant control over our operations

         As of February 7, 2000, Greg Manning, our Chairman of the Board, President and Chief Executive Officer, beneficially owned and controlled the vote of approximately 20.2% of the outstanding shares of our common stock. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for common stock. In addition, Mr. Manning is in a position to impede transactions that maybe desirable for other shareholders. He could, for example, make it more difficult for anyone to take control of us.

The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders

         The market price of our common stock could be adversely affected by future sales of substantial amounts of common stock by existing shareholders, including Mr. Manning. Mr. Manning may sell some or all of his shares, either pursuant to registration under the Securities Act or under exemptions limiting the manner and volume of sales. In particular, we have registered 1.3 million of the shares owned by Mr. Manning for resale under the Securities Act, and accordingly Mr. Manning may sell those shares without restriction. In addition, 100,000 of the shares owned by Mr. Manning represent shares underlying certain currently exercisable options granted to Mr. Manning pursuant to our stock option plans. These shares, together with the shares underlying the options granted and to be granted to our other officers, employees and directors pursuant to our stock option plans, have also been registered under the Securities Act and accordingly may be sold without restriction.

         In addition, Leon Liebman, a former shareholder of Teletrade, Inc., which was acquired by us in October 1998, owns approximately 887,420 of our common stock, and has certain rights to require that we register these shares under the Securities Act.

         We have also agreed to register 750,000 shares of our common stock issued in January and February 2000 in a private placement to certain investors, as well as 112,500 shares of our common stock issuable upon exercise of warrants issued to those investors. In addition, we have agreed that upon the closing of a transaction involving our subsidiary GMAI-Asia.com, we will register an as-yet undetermined number of shares of our common stock. See "Material Changes," below.

         GMAI and the shareholders of Spectrum Numismatics International, Inc. (see "Material Changes," below) have entered into an agreement pursuant to which the Spectrum shareholders have agreed to limit sales of their stock for the first year following the closing to an aggregate of 491,227 shares, among other restrictions.

Certain provisions of our restated certificate of incorporation and by-laws could limit the price that investors are willing to pay for our common stock

         Our restated certificate of incorporation and by-laws contain certain provisions that could make it more difficult for stockholders to effect certain corporate actions, and could make it more difficult for anyone to acquire control of us without negotiating with our board of directors. For example, the board of directors has the authority to issue shares of preferred stock with such rights and preferences as it may choose, and our board of directors is a classified board with staggered terms. These provisions could limit the price that investors might be willing to pay in the future for our common stock.


                                 USE OF PROCEEDS

         GMAI will not receive any proceeds from any sales of the shares.


                               SELLING SHAREHOLDER

         On January 31, 2000, Amazon.com acquired in a private placement 285,551 shares of our common stock, together with a warrant to acquire 25,000 shares of our common stock at an exercise price per share of $20.19. This warrant is immediately exercisable. All of these 310,551 shares of common stock are being offered for resale pursuant to this prospectus. Before this offering, these shares of common stock represented 4.1% of our outstanding common stock (based on 7,921,046 shares of common stock outstanding as of February 7, 2000). After it sells all the shares offered for resale in this prospectus, Amazon.com will not own any shares of our common stock. Amazon.com has sole voting and investment power with respect to all the shares offered for sale in this prospectus.

                              PLAN OF DISTRIBUTION

         The selling shareholder, which term includes Amazon.com, its successors, transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions (1) on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or (5) through the settlement of short sales. In connection with the sale of our common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common stock and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

         The aggregate proceeds to the selling shareholder from the sale of the common stock offered by it hereby will be the purchase price of common stock less discounts and commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

         Our outstanding common stock is listed for trading on the Nasdaq National Market under the symbol "GMAI."

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. The selling shareholder may not sell any common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

         To the extent required, the common stock to be sold, the name(s) of the selling shareholder(s), the respective purchase prices and the public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

         We have agreed to indemnify Amazon.com against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments which Amazon.com may be required to make in respect of such liabilities.

         We have agreed with Amazon.com to keep the registration statement, of which this prospectus is a part, effective for a period ending 24 months from the date of this prospectus or on any earlier date on which all of the shares offered by this prospectus have been sold and the distribution contemplated by this prospectus has been completed, subject to certain exceptions and limitations.


                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of our common stock offered for resale in this prospectus have been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. A member of that firm is a director of GMAI and owns 4,000 shares of GMAI common stock and options granted pursuant to our stock option plans to acquire an additional 45,000 shares of our common stock (15,000 of those options are currently exercisable).


                                     EXPERTS

         Amper, Politziner & Mattia P.A., independent public accountants, audited our consolidated financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, as indicated in their report with respect thereto. These documents are incorporated by reference herein in reliance upon the authority of Amper, Politziner & Mattia P.A. as experts in accounting and auditing in giving the report.

         No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholder. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

                                MATERIAL CHANGES

         On December 8, 1999, we entered into a merger agreement with Spectrum Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of GMAI ("Sub"), Spectrum Numismatics International, Inc. ("Spectrum"), and the shareholders of Spectrum, namely Warren Trepp, as trustee of the Rabard Trust dated August 25, 1989 (the "Rabard Trust"), Gregory N. Roberts and Sharon Roberts (the "Roberts"), and Elaine Dinges. The merger agreement provides for the merger of Sub with and into Spectrum, with Spectrum continuing as a wholly-owned subsidiary of GMAI. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and officer's certificates along with a copy of the merger agreement with the Secretary of State of the State of California. The Spectrum shareholders own all the issued and outstanding capital stock of Spectrum. If the merger is effected, the Spectrum shareholders will exchange all of their issued and outstanding shares of Spectrum common stock for shares of our common stock. Of the shares of our common stock to be issued to the Spectrum shareholders, the Rabard Trust, the Roberts and Ms. Dinges will receive 51.685%, 39.003% and 9.312% respectively. The aggregate value of the shares of our common stock to be issued in the merger to the Spectrum shareholders is $25,000,000, minus any expenses over $200,000 incurred by Spectrum in connection with the merger. Pursuant to the terms of the merger agreement, the shares of our common stock to be issued to the Spectrum shareholders will be valued at $14.25 per share. The parties negotiated the price taking into account the then-current market price of our common stock. Once the shares are exchanged, the Spectrum shareholders will own up to 18.1% of the total issued and outstanding shares of our common stock. The merger is subject to certain conditions, including approval by our shareholders and our receipt of a fairness opinion. A special meeting to consider this matter has been scheduled for February 18, 2000.

         On January 31, 2000, we issued in a private placement to Amazon.com, Inc,, the selling shareholder in this prospectus, 285,551 shares of our common stock, together with a warrant to acquire 25,000 shares of our common stock at an exercise price per share of $20.19. The warrant is immediately exercisable. All of the shares of common stock issued to Amazon.com, together with the shares of common stock underlying the warrant, are being offered for sale pursuant to this prospectus. In connection with this equity investment, GMAI and Amazon.com Auctions

LLC, a subsidiary of Amazon.com, entered into a marketing agreement pursuant to which we will offer collectibles for sale on the subsidiary's Web site.

         In late January and early February 2000, GMAI issued in a private placement to certain investors an aggregate of 750,000 shares of our common stock, together with warrants to acquire 112,500 shares of our common stock. The warrants are immediately exercisable at a price of $18.85 per share.

         On January 15, 2000, our 51.7%-owned subsidiary, GMAI-Asia.com Inc., agreed to enter into a group of related transactions. We expect the closing of these transactions to occur in mid-February 2000. At the closing, GMAI-Asia.com will:

o acquire from China Everbright Technology Limited a 65% interest in China Everbright Telecom-Land Network Limited (a British Virgin Islands company) for consideration of 30,000,000 Chinese Renmimbi (approximately US$3,624,000, using a conversion rate of RMB8.2788 to US$1.00), payable in our common stock, and GMAI-Asia.com's guarantee of 40,000,000 Chinese Renmimbi (approximately US$4,832,000) of indebtedness of China Everbright Telecom-Land's Shanghai subsidiary;

o enter into a shareholders' agreement governing the management of China Everbright Telecom-Land and its Shanghai subsidiary and providing GMAI-Asia.com certain rights to acquire the remaining 35% interest in China Everbright Telecom-Land;

o enter into a management agreement with China Everbright Telecommunication Products Limited (a Chinese company wholly owned by affiliates of China Everbright Technology); and

o receive an option to acquire a 65% interest in China Everbright Telecommunication Products for nominal consideration and certain rights to acquire the remaining 35% interest in China Everbright Telecommunication Products.

         In addition, we will be guaranteeing performance by GMAI-Asia.com of its obligations in these various transactions, and will be registering the shares of our stock that we issue to China Everbright Technology Limited.

         China Everbright Telecom-Land and its Shanghai subsidiary are currently engaged in the wholesale and retail distribution of consumer telecommunication and electronic products in China. These entities sell their products through China Everbright Telecommunication Products' distribution network of retail locations.


                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         For further information with respect to us and the common stock we are offering, please refer to the registration statement. A copy of the registration statement can be inspected by anyone without charge at the public reference room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Chicago, Illinois 60601. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the Commission.


                           INCORPORATION BY REFERENCE

         Incorporated by reference to this registration statement is the information set forth in the following documents:

o our Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999;

o our Quarterly Report of GMAI on Form 10-QSB for the quarter ended September 30, 1999;

o the description of our capital stock set forth in its Registration Statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 8-A filed with the SEC on May 14, 1993;

o all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and

o all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

         We will furnish to any each person, including any beneficial owner, to whom this prospectus is delivered, without charge, a copy of these documents upon written or oral request to Martha Husick, Corporate Secretary, 775 Passaic Avenue, West Caldwell, New Jersey 07006. A copy of any exhibits to these documents will be furnished to any shareholder upon written request or oral and payment of a nominal fee.

                                 310,551 SHARES


                           GREG MANNING AUCTIONS, INC.

                                  COMMON STOCK



                                   PROSPECTUS


                                 FEBRUARY , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:

                                                                      Total
                                                                      -----
SEC registration fee (actual) ........................................$1,826.76
Accounting fees and expenses ........................................ $1,000.00
Legal fees and expenses...............................................$3,000.00
Printing and engraving expenses.......................................$1,000.00
Miscellaneous expenses................................................$1,000.00


Item 15.  Indemnification of Directors and Officers

         Reference  is  made  to  Section   402(b)  of  the  New  York  Business
Corporation Law (the "NYBCL"), which enables a corporation in its original certificate or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the NBYCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions). The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 402(b) of the NYBCL.

         Reference also is made to Section 722 of the NYBCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A New York corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the NYBCL. The Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 16.  Exhibits

Exhibit No.       Description
-----------       -----------

5.1*              Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*             Consent of Amper, Politziner & Mattia P.A.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

---------------
*        Filed herewith


Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

         ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports file with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     III-2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 10, 2000.

                                           GREG MANNING AUCTIONS, INC.

                                           By: /s/ Greg Manning
                                              ---------------------------------
                                           Name:  Greg Manning
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Manning, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                           Date
---------                    -----                            ----

/s/ James A. Smith           Chief Financial Officer          February 10, 2000
-----------------------      (Principal Financial and
James A. Smith                Accounting Officer)

/s/ Greg Manning             Chairman of the Board,           February 10, 2000
-----------------------      President and Chief Executive
Greg Manning                 Officer and Director

/s/ Anthony Bongiovanni      Director                         February 10, 2000
-----------------------
Anthony Bongiovanni

/s/ Richard Cohen            Director                         February 10, 2000
-----------------------
Richard Cohen

/s/ Scott S. Rosenblum       Director                         February 10, 2000
-----------------------
Scott S. Rosenblum

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

5.1*              Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1*             Consent of Amper, Politziner & Mattia P.A.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (contained on the signature page of this Registration Statement).

-------------
*        Filed herewith